U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 17, 2005

                    HQ SUSTAINABLE MARITIME INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

           Delaware                     000-18980                62-1407522
           --------                     ---------                ----------
  (State or jurisdiction of      (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          -----------------------------

Wall Street Center, 14 Wall Street, 20th Floor, New York, New York      10005
------------------------------------------------------------------      -----
            (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:      (212) 618-1712

                                 --------------

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" or "HQSM" refer to HQ Sustainable Maritime Industries, Inc., a Delaware corporation.


Item 1.01   Entry into a Material Definitive Agreement

On October 17, 2005, we executed a financial partnership agreement, dated October 3, 2005, with Amalgamated Resources Holdings Inc. (Alps), a Florida corporation, for loan guarantees of up to an aggregate of USD 70 million. Alps estimates the guarantees when fully deployed over the next five years, will translate into an 8 fold increase in market cap, a 7 fold increase in sales and 7 fold earnings per share increase.

The first round of funding of USD 10 million is now expected for the end of October. No guarantees can be given that HQ will exercise its right to this first round of funding. Pursuant to the terms and conditions of the financial partnership agreement, we are obligated to appoint two directors, designated by Alps, to our Board of Directors and Alps will receive, as collateral, a block of control shares from our founders.

The funds are intended to be used to execute the roadmap announced earlier this year by HQSM Chairman Lillian Wang. The first step will be the expansion of our distribution marketing and branding initiatives in the United States. This will coincide with the planned documentary intended to be broadcast this fall on CNBC. No assurances can be given that the funds will be used precisely for this purpose or that such funds will produce increased revenues or profits.

A copy of the agreement is filed as Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Sheet balance Sheet Arrangement for the Registrant.

On October 17, 2005, we executed a financial partnership agreement, dated October 3, 2005, with Amalgamated Resources Holdings Inc. (Alps), a Florida corporation, for loan guarantees of up to an aggregate of USD 70 million. Alps estimates the guarantees when fully deployed over the next five years, will translate into an 8 fold increase in market cap, a 7 fold increase in sales and 7 fold earnings per share increase.

The first round of funding of USD 10 million is now expected for the end of October. No guarantees can be given that HQ will exercise its right to this first round of funding. Pursuant to the terms and conditions of the financial partnership agreement, we are obligated to appoint two directors, designated by Alps, to our Board of Directors and Alps will receive, as collateral, a block of control shares from our founders.

The funds are intended to be used to execute the roadmap announced earlier this year by HQSM Chairman Lillian Wang. The first step will be the expansion of our distribution marketing and branding initiatives in the United States. This will coincide with the planned documentary intended to be broadcast this fall on CNBC. No assurances can be given that the funds will be used precisely for this purpose or that such funds will produce increased revenues or profits.

A copy of the agreement is filed as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(c)      Exhibits Furnished.

         10.1 Agreement between HQ Sustainable Maritime Industries, Inc. and Amalgamated Resources Holdings, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 24, 2005

                   HQ SUSTAINABLE MARITIME INDUSTRIES, INC.

                   By: /s/ Norbert Sporns
                      --------------------------------------------
                      Name: Norbert Sporns
                      Title: Chief Executive Officer and President